UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-8182 (Commission File Number)	74-2088619 (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas		78209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     From time to time, senior management of Pioneer Drilling Company (the “Company”) meets with groups of investors and business analysts. The slides attached to this report have been prepared in connection with management’s participation in such meetings and participation in the Bank of America 2008 Energy Conference on November 13, 2008. The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides are available on the Company’s website at www.pioneerdrlg.com.
     Safe Harbor Statement
     Statements contained in Exhibit 99.1 to this report that state the Company’s or its management’s expectations and assumptions about future events are forward-looking statements intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results could differ materially from those projected or assumed in such forward-looking statements. Factors that could affect those results include, among others, those mentioned in the Company’s annual report on Form 10-KT for the fiscal year ended December 31, 2007 and the quarterly reports on Form 10Q for the quarters ended March 31, 2008 and September 30, 2008, which have been filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Slides for Company presentations to be used from time to time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ William D. Hibbetts
William D. Hibbetts
Interim Chief Financial Officer

Dated: November 13, 2008